Exhibit (e)(3)

Administrative Services Agreement

Between College Retirement Equities Fund and

Teachers Insurance and Annuity Association of America

SCHEDULE C

2026 Reimbursement Rates

For the period May 1, 2026 through April 30, 2027

For the services rendered and expenses incurred in connection with the Administrative Services, as provided in the Agreement, the annual expense deduction amounts for each Class of each CREF Account (as a percentage of average net assets) will be as follows:

Total Global Stock Account:	Class R1: 0.300%
Class R2: 0.170%
Class R3: 0.130%
Class R4: 0.005%

Global Equities Account:	Class R1: 0.300%
Class R2: 0.170%
Class R3: 0.130%
Class R4: 0.005%

Growth Account:	Class R1: 0.300%
Class R2: 0.170%
Class R3: 0.130%
Class R4: 0.005%

S&P 500 Index Account:	Class R1: 0.300%
Class R2: 0.170%
Class R3: 0.130%
Class R4: 0.005%

Core Bond Account:	Class R1: 0.300%
Class R2: 0.170%
Class R3: 0.130%
Class R4: 0.005%

Inflation-Linked Bond Account:	Class R1: 0.300%
Class R2: 0.170%
Class R3: 0.130%
Class R4: 0.005%

Responsible Balanced Account:	Class R1: 0.300%
Class R2: 0.170%
Class R3: 0.130%
Class R4: 0.005%

Money Market Account:	Class R1: 0.300%
Class R2: 0.170%
Class R3: 0.130%
Class R4: 0.005%

Date: Effective May 1, 2026 in accordance with prior approval by the CREF Board on March 24, 2026.